Exhibit 99.1

Benefitfocus, Inc.

Ana Perez

843-981-8898

pr@benefitfocus.com

Investor Relations:

Doug Kuckelman

843-790-7460

doug.kuckelman@benefitfocus.com

Benefitfocus Hosts Investor Day and Provides an Update

on Progress Against its Transformational Strategy

Company to host Investor Day in New York City today

Will provide further details on strategy to drive growth by year end 2022

Will present ongoing product and technology improvements,

service investments and go-to-market strategy

CHARLESTON, S.C., May 10, 2022 – Benefitfocus Inc. (NASDAQ: BNFT) (“Benefitfocus” or “the Company”), an industry-leading cloud-based benefits administration technology company that simplifies benefits administration for employers, health plans and brokers, will host its Investor Day in New York City today from 8:30 a.m. to 12:30 p.m. Eastern Daylight Time.

Benefitfocus’ management team will provide an update on the significant progress made on the Company’s strategic pillars, report on its transformation, elaborate on key upcoming operational milestones and its longer-term financial goals.

Benefitfocus President and Chief Executive Officer, Matt Levin, said, “We believe our transformation plan is working and we expect to see an inflection in our growth trajectory by the end of 2022. Our focus on service excellence, efforts to strengthen our go-to-market-channel relationships and product and technology platform enhancements should enable us to increase our market share, solidify our position as an industry leader and return to growth.”

Event Overview

Members of Benefitfocus’ leadership team will outline the compelling value proposition for customers and shareholders:

1.

Large and Growing Total Addressable Market: The market in which Benefitfocus operates is large, underpenetrated and offers a growing opportunity. With an expected TAM reaching over $30 billion by 2025, the Company is well positioned to expand its presence by improving its core functions, moving into adjacencies and leveraging favorable industry tailwinds.

2.

Differentiated and Scalable Technology: With more than 20 years of domain expertise, customer-centric technology platform and extensive data sets, Benefitfocus has the unique ability to solve complex problems with comprehensive product offerings that simplify the benefits administration process and reduce costs for both employers and health plans.

3.

Durable Business Model: Leveraging its strong industry heritage and deep customer relationships, Benefitfocus’ attractive subscription model and sustainable growth model creates a strong competitive moat that provides predictable revenue streams.

4.

Transformation Growth Strategy: Benefitfocus is executing a compelling transformation strategy – strengthening the core, growing with intent and increasing operational efficiency – harnessing the power of its team, technology platform, service excellence and customer relationships. The Company has demonstrated strong progress over the past year and is on track to achieve its growth goals.

5.

Unrivaled Leadership Team: Benefitfocus has one of the industry’s most tenured and experienced executive teams, with nearly 200 years of combined health care and benefits administration experience. The team is leading the business transformation to reposition Benefitfocus for a return to growth and – more importantly – to be a safe set of hands for customers.

Financial Outlook

The Company continues to expect an inflection point in growth by the fourth quarter of 2022, as it continues to improve service levels, enhance its products and technology platform and convert existing customer prospects to closed sales.

For 2023, the Company is targeting a year-over-year revenue growth rate in the low-single digits and, as it continues to grow into adjacencies, it targets a growth rate in the low double digits by 2025.

“In the coming years, I expect Benefitfocus will capitalize on the current transformation efforts through higher levels of revenue retention and expansion into adjacencies in both our employer and health plan segments,” said Benefitfocus Chief Financial Officer, Alpana Wegner. “We are confident that between a favorable industry backdrop and our transformational strategy, we will maximize the unique opportunity to grow and deliver long-term value to our shareholders.”

Webcast Information

Benefitfocus’ Investor Day presentation will be available via webcast at https://investorday.benefitfocus.com from 8:30 a.m. ET (Eastern Time), concluding at approximately 12:30 p.m. ET. The webcast and presentation materials can be accessed through Benefitfocus’ investor relations website. A replay of the event will be available following the conclusion of the broadcast and will be accessible following the event.

About Benefitfocus

Benefitfocus (NASDAQ: BNFT) is a cloud-based benefits administration technology company committed to helping our customers, and the people they serve, get the most out of their health care and benefit programs. Through exceptional service and innovative SaaS solutions, we aim to be the safest set of hands for our customers helping to simplify the complexity of benefits administration while delivering an experience that engages people and unlocks the potential for better health and improved outcomes. Our mission is simple: to improve lives with benefits.

Safe Harbor Statement

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: our need to increase sales and achieve consistent GAAP profitability; fluctuations in our financial results; our ability to maintain our culture and recruit, integrate and retain qualified personnel, including on our board of directors; our ability to compete effectively and implement our growth strategy; our reliance on channel relationships; market developments and opportunities; the need to innovate and provide useful products and services; risks related to changing healthcare and other applicable regulations; the immature and volatile nature of the market for our products and services; privacy; security and other risks associated with our business; management of growth; volatility and uncertainty in the global economy and financial markets in light of the evolving COVID-19 pandemic and war in Ukraine; and the other risk factors set forth from time to time in our SEC filings, copies of which are available free of charge within the Investor Relations section of the Benefitfocus website at http://investor.benefitfocus.com/sec-filings or upon request from our Investor Relations Department. Benefitfocus assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

3